Exhibit 21.1

                              LIST OF SUBSIDIARIES


         Name                                       Jurisdiction of Organization
------------------------                            ----------------------------

Health Acquisition Corp.                                    New York

New England Home Care, Inc.                                 Connecticut

Accredited Health Services, Inc.                            New Jersey

National HMO (New York), Inc.                               Delaware

Connecticut Staffing Works Corp.                            Connecticut